                                                                    EXHIBIT 12.1

                             COSTCO COMPANIES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                               53 WEEKS
                                                        52 WEEKS ENDED          ENDED          52 WEEKS ENDED
                                                   ------------------------  ------------  ----------------------
                                                   AUGUST 31,  SEPTEMBER 1,  SEPTEMBER 3,  AUGUST 28,  AUGUST 29,
                                                      1997         1996          1995         1994        1993
                                                   ----------  ------------  ------------  ----------  ----------
Earnings(1)......................................  $  520,329(5)  $  423,477  $  368,204   $  203,555(3) $  336,463
Less: Capitalized interest.......................      (4,097)      (5,612)       (3,275)      (7,170)     (9,483)
Add: Interest on debt(2).........................      80,378       83,690        71,186       57,642      55,599
  Portion of rent under long-term operating
    leases representative of an interest
    factor.......................................      32,411       33,412        32,160       26,940      23,220
                                                   ----------  ------------  ------------  ----------  ----------
Total earnings available for fixed charges.......  $  629,021   $  534,967    $  468,275   $  280,967  $  405,799
                                                   ----------  ------------  ------------  ----------  ----------
                                                   ----------  ------------  ------------  ----------  ----------
Fixed Charges:
  Interest on debt(2)............................  $   80,378   $   83,690    $   71,186   $   57,642  $   55,599
  Portion of rent under long-term operating
    leases representative of an interest
    factor.......................................      32,411       33,412        32,160       26,940      23,220
                                                   ----------  ------------  ------------  ----------  ----------
Total fixed charges..............................  $  112,789   $  117,102    $  103,346   $   84,582  $   78,819
                                                   ----------  ------------  ------------  ----------  ----------
                                                   ----------  ------------  ------------  ----------  ----------
Ratio of earnings to fixed charges...............         5.6(6)         4.6         4.5          3.3(4)        5.2
                                                   ----------  ------------  ------------  ----------  ----------
                                                   ----------  ------------  ------------  ----------  ----------

------------------------

(1) Earnings represent income from continuing operations before provision for income taxes.

(2) Includes amortization of debt expense and capitalized interest.

(3) Includes provision for merger and restructuring expenses of $120,000 pre-tax ($80,000 or $.36 per share after tax) related to the merger of The Price Company and Costco Wholesale Corporation in October 1993. If such provision for merger and restructuring expenses were excluded, income from continuing operations before provision for income taxes for fiscal 1994 would have been $323,555.

(4) If the $120,000 pre-tax provision for merger and restructuring expenses were excluded, the ratio of earnings to fixed charges for fiscal 1994 would have been 4.7.

(5) Includes the effect of adopting SFAS No. 121, a $65,000 pre-tax charge for asset impairment. If such provision were excluded, income from continuing operations before provision for income taxes for fiscal 1997 would have been $585,329.

(6) If the $65,000 pre-tax provision for asset impairment were excluded, the ratio of earnings to fixed charges would have been 6.2.